Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

TransDigm Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-1750032 (I.R.S. employer identification no.)

1301 East 9th Street, Suite 3710 Cleveland, Ohio (Address of principal executive offices)	44114 (Zip code)

TransDigm Group Incorporated
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0484716 (I.R.S. employer identification no.)

1301 East 9th Street, Suite 3710 Cleveland, Ohio (Address of principal executive offices)	44114 (Zip code)

CHAMPION AEROSPACE LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2623644 (I.R.S. employer identification no.)

1230 Old Norris Road Liberty, South Carolina (Address of principal executive offices)	29657 (Zip code)

ADAMS RITE AEROSPACE, INC.
(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-4056812 (I.R.S. employer identification no.)

4141 North Palm Street Fullerton, California (Address of principal executive offices)	92835 (Zip code)

MARATHONNORCO AEROSPACE, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2707437 (I.R.S. employer identification no.)

8301 Imperial Drive Waco, Texas (Address of principal executive offices)	76712 (Zip code)

AVIONIC INSTRUMENTS LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-2666109 (I.R.S. employer identification no.)

1414 Randolph Avenue Avenel, New Jersey (Address of principal executive offices)	07001-2402 (Zip code)

SKURKA AEROSPACE INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2042650 (I.R.S. employer identification no.)

4600 Calle Bolero, P.O. Box 2869 Camarillo, California (Address of principal executive offices)	93011-2869 (Zip code)

CDA INTERCORP L.L.C.
(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-1285683 (I.R.S. employer identification no.)

450 Goolsby Boulevard Deerfield, Florida (Address of principal executive offices)	33442 (Zip code)

AVIATION TECHNOLOGIES, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3750236 (I.R.S. employer identification no.)

1301 East 9th Street, Suite 3710 Cleveland, Ohio (Address of principal executive offices)	44114 (Zip code)

AVTECH CORPORATION
(Exact name of obligor as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-0761549 (I.R.S. employer identification no.)

3400 Wallingford Avenue North Seattle, Washington (Address of principal executive offices)	98103 (Zip code)

TRANSICOIL LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0084182 (I.R.S. employer identification no.)

9 Iron Bridge Drive Collegeville, Pennsylvania (Address of principal executive offices)	19426 (Zip code)

MALAYSIAN AEROSPACE SERVICES, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4894903 (I.R.S. employer identification no.)

1301 East 9th Street, Suite 3710 Cleveland, Ohio (Address of principal executive offices)	44114 (Zip code)

AEROCONTROLEX GROUP, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0379798 (I.R.S. employer identification no.)

313 Gillett Street Painesville, Ohio (Address of principal executive offices)	44077 (Zip code)

7¾% Senior Subordinated Notes due 2014
(Title of the indenture securities)

1.                                      General information. Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.                                       A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.                                       A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.                                       The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 2nd day of July, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ J. BARTOLINI
Name:	J. BARTOLINI
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,391
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	65,083
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	48,400
Securities purchased under agreements to resell	54,885
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,755
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	924,236
Other Intangible Assets	270,030
Other assets	143,616
Total assets	$1,517,436

LIABILITIES

Deposits:
In domestic offices	1,691
Noninterest-bearing	1,691
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	118,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	126,416
Total liabilities	246,798
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	148,100
Accumulated other comprehensive income	18
Other equity capital components	0
Total equity capital	1,270,638
Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,517,436

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
Michael F. McFadden, MD	)